SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MARCH 5, 2004 (FEBRUARY 20, 2004)

AURORA FOODS INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	001-14255	94-3303521
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NUMBER)	(IRS EMPLOYER IDENTIFICATION NO.)

11432 Lackland Road St. Louis, Missouri	63146
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

(314) 801-2300
(REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

NA
(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

ITEM 3.	BANKRUPTCY OR RECEIVERSHIP

On February 20, 2004, the First Amended Joint Reorganization Plan of Aurora Foods Inc. and Sea Coast Foods, Inc., as Modified, dated February 17, 2004 (the "Plan"), was confirmed by order (the "Confirmation Order") of the United States Bankruptcy Court for the District of Delaware (the "Court"). Copies of the Plan and the Confirmation Order are attached hereto as Exhibits 2.1 and 2.2, respectively. Capitalized terms used but not defined in this Current Report on Form 8-K have the meanings set forth in the Plan.

As previously disclosed, Aurora Foods Inc. ("Aurora") and its subsidiary Sea Coast Foods, Inc. ("Sea Coast" and together with Aurora, the "Debtors") filed petitions under chapter 11 of title 11 of the United States Code (the "Bankruptcy Code") on December 8, 2003. These cases (the "Cases") were consolidated for procedural purposes only and have been jointly administered. The lead bankruptcy case is Case No. 03-13744 (MFW). The Debtors have remained in possession of their assets and properties and have continued to operate their businesses as "debtors-in-possession" under the jurisdiction of the Court and in accordance with the applicable provisions of the Bankruptcy Code.

The following is a summary of the matters contemplated to occur pursuant to or in connection with implementation of the Plan. This summary only highlights certain of the substantive provisions of the Plan and is not intended to be a complete description of, or a substitute for a full and complete reading of, the Plan.

The Plan provides, among other things, for (i) the substantive consolidation of the Debtors, (ii) the merger (the "Merger") of Pinnacle Foods Holding Corporation ("Pinnacle") with and into Aurora, (iii) the payment in full of the Allowed Claims of holders of Prepetition Lender Claims, holders of Prepetition Senior Unsecured Note Claims, and all vendors and trade creditors, and (iv) the issuance or payment (as applicable) to the holders of Sub Debt of (a) cash or (b) indirect equity interests in, and rights to subscribe for additional indirect equity interests in, the surviving corporation of the Merger ("Reorganized Aurora").

Although the Court has confirmed the Plan, many actions contemplated in the Confirmation Order and the Plan are effective only upon consummation of the Plan. A condition to the consummation of the Plan is the closing of the transactions contemplated by the Merger Agreement (as defined below), which remain subject to a number of conditions. No assurance can be given that the conditions to closing the transactions will be satisfied, or that the transactions ultimately will be consummated.

On February 24, 2004, R² Top Hat, Ltd. ("R²"), a holder of Prepetition Lender Claims, appealed the Confirmation Order. In addition, R² filed an emergency motion seeking a stay of the Confirmation Order pending its appeal. On February 27, 2004, the Bankruptcy Court denied R²'s request for a stay. R² has also appealed the Bankruptcy Court's dismissal of its complaint in a related proceeding that was based on issues similar to those R² raised in its objection to the Plan.

A.	General Structure of the Plan

Under the Plan, there are three classes of Impaired Claims or Interests: Class 6 Sub Debt Claims, Class 7 Subordinated Claims, and Class 8 Old Equity Interests. All other Classes of Claims are Unimpaired by the Plan and will receive a cash payment or such other treatment that will not impair such Holders under Bankruptcy Code section 1124 on account of their Allowed Claims, as provided in the Plan.

B.	The Merger Agreement

On November 25, 2003, Aurora and Crunch Equity Holding, LLC ("CEH LLC") entered into an Agreement and Plan of Reorganization and Merger (as amended on January 8, 2004, the "Merger Agreement") providing for the Merger of Pinnacle and Aurora. CEH LLC was formed by J.P. Morgan Partners, LLC, J.W. Childs Equity Partners III, L.P., and CDM Investor Group LLC (together, the "New Equity Investors") and indirectly owns all of the outstanding capital stock of Pinnacle. The Merger Agreement contemplates the Restructuring Transaction pursuant to the Plan. The Merger Agreement, and the amendment thereto, were filed with the Securities and Exchange Commission (the "SEC") as Exhibit 2.1 to Aurora's Current Report on Form 8-K filed on November 26, 2003 and Exhibit 2.1 to Aurora's Current Report on Form 8-K filed on January 13, 2004, respectively.

C.	Substantive Consolidation

The Court has ordered that, as of the Effective Date, the Debtors' Estates and Chapter 11 Cases will be substantively consolidated for the purposes of all actions associated with confirmation and consummation of the Plan. On the Effective Date, (i) all guarantees of either Debtor of the payment, performance or collection of the other Debtor with respect to Claims will be deemed eliminated and cancelled, (ii) any obligation of either Debtor and all guarantees with respect to Claims thereof executed by the other Debtor will be treated as a single obligation and an obligation of both Debtors, and all multiple Impaired Claims against such entities on account of such joint obligations will be treated and Allowed only as a single Impaired Claim against the consolidated Debtors, (iii) no distributions will be made under the Plan on account of Intercompany Claims between the Debtors, and (iv) each Claim Filed or to be Filed against either Debtor will be deemed Filed against the consolidated Debtors and will be deemed a single Claim against and a single obligation of the consolidated Debtors.

D.	The Debtors' Previously Outstanding Securities

On the Effective Date, except as otherwise provided for in the Plan, (a) the Prepetition Senior Secured Notes, Prepetition Senior Unsecured Notes, Sub Debt, Old Equity, any other notes, bonds (with the exception of surety bonds outstanding), indentures or other instruments or documents evidencing or creating any indebtedness or any obligations of a Debtor that are Impaired under the Plan will be cancelled, and (b) the obligations of the Debtors under any agreements, indentures or certificates of designation governing the Prepetition Senior Secured Notes, Prepetition Senior Unsecured Notes, Sub Debt, Old Equity and any other notes, bonds (with the exception of surety bonds outstanding), indentures or other instruments or documents evidencing or creating any indebtedness or any obligations of a Debtor that are Impaired under the Plan will be discharged; provided that the indentures for the Sub Debt will be deemed to survive the Effective Date solely to effectuate distributions to be made to Holders of Sub Debt as provided in the Plan, and to enforce the rights (including without limitation, rights under sections 7.2, 7.4, 7.7, and 10.13 of the indentures relating to the Sub Debt) and administrative functions of the Indenture Trustee as provided in the indentures for the Sub Debt and in the Plan. As of the Effective Date, all Old Equity that has been authorized to be issued but that has not been issued will be deemed cancelled and extinguished without any further action of any party.

E.	Corporate Actions

On the Effective Date, all actions contemplated by the Plan will be deemed authorized and approved in all respects (subject to the provisions of the Plan), including, without limitation, the following: (a) the adoption of the Amended Certificate of Incorporation and Bylaws; (b) the issuance of the New Securities; (c) the cancellation of the Old Equity and all other old securities; (d) the execution and the delivery of, and the performance under, each of the Merger Agreement, the Transaction Documents, the Indemnity Agreement and related documents and agreements, the Amended Certificate of Incorporation and Bylaws and all documents and agreements contemplated by or relating to any of the foregoing; and (e) the removal of all members of Aurora's Board of Directors and the election of all members of the Board of Directors of Reorganized Aurora designated pursuant to the Merger Agreement. All matters provided for under the Plan involving the corporate structure of the Debtors or the Reorganized Debtors in any corporate action required by the Debtors or the Reorganized Debtors in connection with the Plan will be deemed to have occurred and will be in effect pursuant to the Bankruptcy Code, without any requirement of further action by the shareholders or the directors of the Debtors or the Reorganized Debtors. On the Effective Date, the appropriate officers of the Reorganized Debtors are authorized and directed to execute and to deliver any agreements, documents and instruments contemplated by the Plan or the Merger Agreement, the Transaction Documents, the Indemnity Agreement and related documents and agreements in the name and on behalf of the Reorganized Debtors.

F.	Amendment of Charters and By-laws

On the Effective Date, the certificate of incorporation and by-laws of Aurora and the articles of incorporation of Sea Coast will be amended as necessary to satisfy the provisions of the Plan and the Bankruptcy Code. The amended certificate of incorporation of Aurora will, among other things: (a) provide, pursuant to section 1123(a)(6) of the Bankruptcy Code, for a provision prohibiting the issuance of non-voting equity securities, and (b) reduce the authorized shares of capital stock to 100 shares. The articles of incorporation of Sea Coast will be amended to provide, pursuant to section 1123(a)(6) of the Bankruptcy Code, for a provision prohibiting the issuance of non-voting equity securities.

G.	The Reorganized Debtors' Organizational Structure

Following the consummation of the Merger on the Effective Date, (i) Reorganized Aurora will be the surviving corporation of the Merger and the combined business of Pinnacle and Aurora will be conducted by Reorganized Aurora, (ii) Sea Coast and each of Pinnacle's subsidiaries as of the Effective Date will be subsidiaries of Reorganized Aurora, (iii) Reorganized Aurora will be a direct, wholly-owned subsidiary of Crunch Holding Corp. ("Holding"), (iv) Holding will be a direct, wholly-owned subsidiary of CEH LLC, (v) the equity interests of CEH LLC will be held by (a) the New Equity Investors and/or their affiliates and (b) Crunch Equity Voting Trust (the "Trust"), and (vi) the Trust interests will be held by (a) holders of Sub Debt that made an Equity Election to receive indirect equity interests in Reorganized Aurora, including holders that also exercised related subscription rights, and (b) J.P. Morgan Partners, LLC and J.W. Childs Equity Partners III, L.P. as a result of their subscription for Trust interests which were not subscribed for by holders of Sub Debt.

H.	Classes and Treatment of Claims and Interests

1.	Overview

All Claims and Interests, except Administrative Claims and Priority Tax Claims, are placed in the Classes set forth below. In accordance with Bankruptcy Code section 1123(a)(1), Administrative Claims and Priority Tax Claims, as described below, have not been classified.

A Claim or Interest is placed in a particular Class only to the extent that the Claim or Interest falls within the description of that Class and is classified in other Classes to the extent that any portion of the Claim or Interest falls within the description of such other Classes. A Claim or Interest is also placed in a particular Class under the Plan only to the extent that such Claim or Interest is an Allowed Claim or Interest in that Class and such Claim or Interest has not been paid, released or otherwise settled before the Effective Date.

2.	Unclassified Claims that are not entitled to vote on the Plan

a. Administrative Claims. Subject to the provisions of Bankruptcy Code sections 330(a), 331 and 503(b), each Administrative Claim will be paid by the Debtors, at their election, (i) in full, in cash, in such amounts as are incurred in the ordinary course of business by the Debtors, or in such amount as such Administrative Claim is Allowed by the Court upon the later of the Distribution Date or the date upon which there is a Final Order allowing such Administrative Claim, (ii) upon such other terms as may exist in the ordinary course of the Debtors' businesses or (iii) upon such other terms as may be agreed upon between the Holder of such Administrative Claim and the Debtors.

(i) Professional Fees. All final requests for compensation or reimbursement of Professional Fee Claims pursuant to Bankruptcy Code sections 327, 328, 330, 331, 503(b), or 1103 for services rendered to the Debtors or the Committee prior to the Effective Date must be filed and served on the Reorganized Debtors and their counsel no later than 90 days after the Effective Date, unless otherwise ordered by the Court. Objections to applications of such Professionals or other entities for compensation or reimbursement of expenses must be filed and served on the Reorganized Debtors and their counsel and the requesting Professional or other entity no later than 20 days (or such longer period as may be allowed by order of the Court) after the date on which the applicable application for compensation or reimbursement was served.

(ii) Claims Under the DIP Facility. On the Effective Date, all amounts outstanding under the DIP Facility will be paid in full (1) in cash or (2) as otherwise may be provided in the DIP Facility.

b. Priority Tax Claims. The legal and equitable rights of the Holders of Priority Tax Claims are unaltered by the Plan. On, or as soon as reasonably practicable after, (i) the Distribution Date if such Priority Tax Claim is an Allowed Priority Tax Claim as of the Effective Date or (ii) the date on which such Priority Tax Claim becomes an Allowed Priority Tax Claim, each Holder of an Allowed Priority Tax Claim will receive in full satisfaction, settlement and release of and in exchange for such Allowed Priority Tax Claim, at the election of the Debtors: (w) to the extent due and owing on the Effective Date, cash equal to the amount of such Allowed Priority Tax Claim; (x) to the extent not due and owing on the Effective Date, cash when and as such Claim becomes due and owing in the ordinary course of business in accordance with the terms thereof; (y) such other treatment as to which the Debtors or the Reorganized Debtors and the Holder of such Claim will have agreed upon in writing; or (z) such other treatment in any other manner such that the Claim will not be impaired under Bankruptcy Code section 1124, including payment in accordance with the provisions of Bankruptcy Code section 1129(a)(9)(C) over a period of not more than six (6) years from the date of assessment of any such Priority Tax Claim.

c. Indenture Trustee Claims. The Indenture Trustee will be paid promptly on account of any claims for its rights to indemnity and compensation under section 7.7 of the indentures relating to the Sub Debt for reasonable fees, costs and expenses as Indenture Trustee including, but not limited to, the reasonable fees, costs and expenses of the Indenture Trustee and its professionals incurred prior to, on or after the Petition Date (including accrued and unpaid trustees fees as of the Petition Date) (collectively, such fees, costs and expenses, the "Indenture Trustee Claims") to the extent that the Indenture Trustee Claims are either (i) not in dispute by the Debtors, the Reorganized Debtors or Reorganized Aurora or (ii) in the event of any such dispute, determined by a Final Order of the Bankruptcy Court or other court having jurisdiction. Without limiting the foregoing, under the Plan, the Debtors, the Reorganized Debtors and Reorganized Aurora, jointly and severally, will pay, indemnify and compensate the Indenture Trustee pursuant to section 7.7 of the indentures relating to the Sub Debt, and such obligation constitutes a "separate fee agreement" between the Indenture Trustee and the Debtors, the Reorganized Debtors and Reorganized Aurora for purposes of section 7.7 of the indentures relating to the Sub Debt. All Indenture Trustee Claims will be paid within ten (10) days after the Debtors', the Reorganized Debtors', or Reorganized Aurora's receipt of an invoice for such Indenture Trustee Claims (or any portion thereof); provided, however, that any disputed Indenture Trustee Claims will be paid within ten (10) days after entry of a Final Order requiring the payment of such Allowed Indenture Trustee Claims. Notwithstanding any other provision of the Plan, the Confirmation Order, or the passage of the Effective Date, the Indenture Trustee's rights to indemnity and compensation (including without limitation, the Indenture Trustee's charging lien) pursuant to section 7.7 of the indentures relating to the Sub Debt will be enforceable and will survive the entry of a Confirmation Order and the Effective Date. The Indenture Trustee's professionals will not be required to file a motion or application under Section 3.1(a)(i) of the Plan.

Except as otherwise ordered by the Bankruptcy Court, on notice to the Indenture Trustee, no entity may replace the Indenture Trustee as the Exchange Agent with respect to the Sub Debt so long as any Indenture Trustee Claims remain unpaid. The original Indenture Trustee's charging lien will survive such replacement until the original Indenture Trustee is paid in full. The Indenture Trustee's rights under Section 3.1(c) of the Plan are in addition to any other rights of the Indenture Trustee as an Exchange Agent under the Plan and the Merger Agreement.

3. Unimpaired Classes of Claims

a. Class 1: Non-Tax Priority Claims. The legal, equitable and contractual rights of the Holders of Class 1 Claims are unaltered by the Plan. On, or as soon as reasonably practicable after, (i) the Distribution Date if such Class 1 Claim is an Allowed Class 1 Claim on the Effective Date or (ii) if such Class 1 Claim is not an Allowed Class 1 Claim on the Effective Date, the date on which such Class 1 Claim becomes an Allowed Class 1 Claim, each Holder of an Allowed Class 1 Claim will receive in full satisfaction, settlement of and in exchange for, such Allowed Class 1 Claim, at the election of the Debtors: (w) to the extent then due and owing, cash in an amount equal to such Allowed Class 1 Claim; (x) to the extent not then due and owing, cash when and as such Claim becomes due and owing in the ordinary course of business in accordance with the terms thereof; (y) such other treatment as to which the Holder of such Claim and the Debtors or Reorganized Debtors agree in writing; or (z) such other treatment in any other manner such that the Claim will not be impaired under Bankruptcy Code section 1124.

b. Class 2: Other Secured Claims. The legal, equitable and contractual rights of the Holders of Class 2 Claims are unaltered by the Plan. On, or as soon as reasonably practicable after, (i) the Distribution Date if such Class 2 Claim is an Allowed Class 2 Claim on the Effective Date or (ii) if such Class 2 Claim is not an Allowed Class 2 Claim on the Effective Date, the date on which such Class 2 Claim becomes an Allowed Class 2 Claim, each Holder of an Allowed Class 2 Claim will receive in full satisfaction, settlement of and in exchange for, such Allowed Class 2 Claim, at the election of the Debtors: (w) to the extent then due and owing, cash in an amount equal to such Allowed Class 2 Claim; (x) to the extent not then due and owing, cash when and as such Claim becomes due and owing in the ordinary course of business in accordance with the terms thereof; (y) such other treatment as to which the Holder of such Claim and the Debtors or Reorganized Debtors agree in writing; or (z) such other treatment in any other manner such that the Claim will not be impaired under Bankruptcy Code section 1124.

c. Class 3: Unimpaired Unsecured Claims. The legal, equitable and contractual rights of the Holders of Class 3 Claims are unaltered by the Plan. On, or as soon as reasonably practicable after, (i) the Distribution Date if such Class 3 Claim is an Allowed Class 3 Claim on the Effective Date or (ii) if such Class 3 Claim is not an Allowed Class 3 Claim on the Effective Date, the date on which such Class 3 Claim becomes an Allowed Class 3 Claim, each Holder of an Allowed Class 3 Claim will receive in full satisfaction, settlement of and in exchange for, such Allowed Class 3 Claim, at the election of the Debtors: (w) to the extent then due and owing, cash in an amount equal to such Allowed Class 3 Claim; (x) to the extent not then due and owing, cash when and as such Claim becomes due and owing in the ordinary course of business in accordance with the terms thereof; (y) such other treatment as to which the Holder of such Claim and the Debtors or Reorganized Debtors agree in writing; or (z) such other treatment in any other manner such that the Claim will not be impaired under Bankruptcy Code section 1124.

d. Class 4: Prepetition Lender Claims. The legal, equitable and contractual rights of the Holders of Class 4 are unimpaired by the Plan. On the Effective Date, each Holder of an Allowed Class 4 Claim will receive in full satisfaction, settlement of and in exchange for, such Allowed Class 4 Claim, cash in the Allowed amount of such Holder's Allowed Class 4 Claim, and all letters of credit issued under the Prepetition Credit Agreement will be cancelled and returned to the Agent. The Debtors' indemnification obligations under the Prepetition Credit Agreement (including Section 10.3 thereof) will survive the Effective Date, will not be discharged, and will continue to be enforceable in accordance with the terms of the Prepetition Credit Agreement against the Reorganized Debtors.

In no event will any Claim in respect of the "Excess Leverage and Asset Sale Fee" (as defined in the Amendment and Forbearance to the Prepetition Credit Agreement, dated as of October 13, 2003 (the "Amendment and Forbearance")), or in respect of any "Asset Sale Fee" or "Excess Leverage Fee" under section 2.3 of the Prepetition Credit Agreement in effect immediately prior to the Amendment and Forbearance, be Allowed either under the Plan (as a Class 4 Claim or otherwise) or as a Claim against any of the Reorganized Debtors in an amount that exceeds the amount of the Excess Leverage and Asset Sale Fee set forth in, and calculated in accordance with, the Amendment and Forbearance.

e. Class 5: Prepetition Senior Unsecured Note Claims. The legal, equitable and contractual rights of the Holders of Class 5 are unimpaired by the Plan. On the Distribution Date, each Holder of an Allowed Class 5 Claim will receive in full satisfaction, settlement of and in exchange for, such Allowed Class 5 Claim, cash in the Allowed amount of such Holder's Allowed Class 5 Claim.

f. Special Provision Regarding Claims. Except as otherwise provided in the Plan, nothing will affect the Debtors' or the Reorganized Debtors' rights and defenses, both legal and equitable, with respect to any Claims, including, but not limited to, all rights with respect to legal and equitable defenses to setoffs or recoupments against Claims.

4. Impaired Classes of Claims - Class 6: Sub Debt Claims. On the Distribution Date, each Holder of an Allowed Class 6 Claim will receive, in full satisfaction, settlement of and in exchange for, its Allowed Class 6 Claim, either (i) the Sub Debt Equity Consideration (subject to, among other things, the terms of the Indemnity Agreement) if such Holder made a valid Equity Election or (ii) the Sub Debt Cash Consideration if such Holder made a valid Cash Election or failed to make a valid Equity Election.

5. Impaired Classes of Interests and Subordinated Claims

a. Class 7: Subordinated Claims. The Holders of Subordinated Claims will not receive or retain any distribution on account of such Subordinated Claims.

b. Class 8: Old Equity Interests. On the Effective Date, the Old Equity Interests will be cancelled and the Holders of Old Equity Interests will not receive any distribution or retain any Interests on account of such Old Equity Interests.

I.	Information Concerning the Debtors' Assets and Liabilities

Information concerning the assets and liabilities of the Debtors can be found in the Operating Report (as defined below) for the month of January, 2004.

ITEM 5.	OTHER EVENTS AND REQUIRED FD DISCLOSURE

On March 5, 2004, the Debtors filed an unaudited consolidated Monthly Operating Report (the "Operating Report") for the month of January, 2004 with the Court in connection with the Cases. The Operating Report was filed pursuant to Rule 2015 under the Bankruptcy Code and is attached hereto as Exhibit 99.

Cautionary Statement Regarding Operating Report as filed with the Court.

Aurora has not yet completed the financial and accounting closing procedures relative to its December 31, 2003 financial statements. Therefore, the information contained in the Operating Report is preliminary and subject to revision, and Aurora cautions readers not to place undue reliance upon this information. The Operating Report is unaudited, in a format prescribed by the applicable bankruptcy laws, and does not contain any footnotes or all of the information necessary to be in conformity with generally accepted accounting principles. The Operating Report also contains information for a period that is different from those contained in Aurora's reports pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The information in the Operating Report might not be indicative of the Debtors' financial condition or operating results for the period that would be reflected in the Aurora's consolidated financial statements or in its reports pursuant to the Exchange Act. The information set forth in the Operating Report should not be viewed as indicative of future results and should not be used for investment purposes.

ITEM 7.	EXHIBITS.

(c)	Exhibits.

Exhibit No.	Description

2.1	First Amended Joint Reorganization Plan of Aurora Foods Inc. and Sea Coast Foods, Inc., as Modified, dated February 17, 2004

2.2	Findings of Fact, Conclusions of Law, and Order under 11 U.S.C. ss. 1129(a) and (b) and Fed. R. Bankr. P. 3020 Confirming First Amended Joint Reorganization Plan of Aurora Foods Inc. and Sea Coast Foods, Inc., as Modified, as entered by the United States Bankruptcy Court for the District of Delaware on February 20, 2004

99	Monthly Operating Report for the month of January, 2004

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AURORA FOODS INC.

:	By:	/s/ Richard A. Keffer

Name:	Richard A. Keffer
Title:	General Counsel and Secretary

March 5, 2004

AURORA FOODS INC. CURRENT REPORT ON FORM 8-K REPORT DATED MARCH 5, 2004

EXHIBIT INDEX

Exhibit No.	Description

2.1	First Amended Joint Reorganization Plan of Aurora Foods Inc. and Sea Coast Foods, Inc., as Modified, dated February 17, 2004

2.2	Findings of Fact, Conclusions of Law, and Order under 11 U.S.C. ss. 1129(a) and (b) and Fed. R. Bankr. P. 3020 Confirming First Amended Joint Reorganization Plan of Aurora Foods Inc. and Sea Coast Foods, Inc., as Modified, as entered by the United States Bankruptcy Court for the District of Delaware on February 20, 2004

99	Monthly Operating Report for the month of January, 2004